Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-260906) of NiSource, Inc. of our report dated June 26, 2023, relating to the financial statements and supplementary information of the NiSource Inc. Retirement Savings Plan for the year ended December 31, 2022, which appears in this Form 11-K.

/s/ McConnell & Jones LLP

Houston, Texas
June 26, 2023